UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ARMADA HOFFLER PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	46-1214914
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

222 Central Park Avenue, Suite 2100
Virginia Beach, Virginia	23462
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-216795

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

This Registration Statement on Form 8-A is being filed by Armada Hoffler Properties, Inc., a Maryland corporation (the “Company”), in connection with the registration of its 6.75% Series A cumulative redeemable perpetual preferred stock, $0.01 par value per share (the “Series A Preferred Stock”), pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Series A Preferred Stock included under the heading “Description of the Series A Preferred Stock” beginning on page S-16 of the prospectus supplement dated June 11, 2019 filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and the other information relating to the Series A Preferred Stock under the heading “Certain Provisions of Maryland Law and Our Charter and Bylaws” beginning on page 7 of the accompanying prospectus dated May 5, 2017, forming part of the Company’s registration statement on Form S-3 (File No. 333-216795), initially filed with the Commission on March 17, 2017 and as amended on May 4, 2017, are incorporated herein by reference.

Item 2. Exhibits.

3.1	Articles of Amendment and Restatement (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3, filed on June 2, 2014).

3.2	Articles Supplementary Designating the Rights and Preferences of the 6.75% Series A Cumulative Redeemable Perpetual Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on June 17, 2019).

3.3	Amended and Restated Bylaws (Incorporated by Reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on February 23, 2018).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 17, 2019	ARMADA HOFFLER PROPERTIES, INC.

By:	/s/ Michael P. O’Hara
Michael P. O’Hara
Chief Financial Officer, Treasurer and Corporate Secretary